Exhibit 10.1

EXTENSION AGREEMENT

THIS AGREEMENT made as of the 10th day of September, 2004

AMONG:

707932 Ontario Limited,

(the “Landlord”)

- and -

Tucows Inc. and Tucows.com Co.

(collectively, the “Tenant”)

- and -

Tucows International Corporation

(the “Original Tenant”)

WHEREAS:

A.                                   By a lease dated the 10th day of December, 1999 (the “Lease”), the Landlord leased to Tucows International Corporation, for an initial term (the “Term”) of 5 years, commencing on the 1st day January, 2000 and expiring on the 31st day of December, 2004, certain premises (the “Leased Premises”) designated as the ground floor of the Building municipally known as 78 Mowat Avenue, Toronto, Ontario, comprising an area of approximately 18,426 square feet of Rentable Area, shown outlined in red on the plan attached to the Lease as Schedule “B”;

B.                                     The original tenant was Tucows International Corporation. In 2001, an internal corporate reorganization occurred, and Tucows Inc. became the public parent of Tucows.com Co., which has been fulfilling the Lease obligations of Tucows International Corporation, since that time;

C.                                     Whereas Tucows International Corporation is substantially without assets, and the parties wish to amend the Lease to reflect commercial reality;

D.                                    Pursuant to Section 10.3 of the Lease the Tenant has the option to extend the Term of the Lease upon the same terms and conditions contained in the Lease, except for:

i)                                         any further option to extend the Term;

ii)                                      the obligation of the Landlord to pay any Tenant’s allowance or perform any Landlord’s Work, in, on, or to the Leased Premises; and

iii)                                   the rent to be paid;

E.                                      In lieu of the Tenant’s option to extend the Lease set out in Section 10.3 of the Lease, the Landlord and the Tenant have agreed to extend the Term of the Lease for a further period of 7 years from the 1st day of January, 2005 upon the terms and conditions contained in this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.                                       The consideration for this Agreement is the mutual covenants and agreements between the parties and the sum of One Dollar ($1.00) that has been paid by each of the parties to the other, the receipt and sufficiency of which is acknowledged.

2.                                       The Original Tenant hereby confirms that it has assigned all of its right, title and interest in and to the Lease and the Leased Premises, to the Tenant.

3.                                       The Term of the Lease is hereby extended for a further period of 7 years, commencing on the 1st day of January, 2005 (the “Commencement Date”) and expiring on the 31st day of December, 2011 (the “Extended Term”) upon the same terms, covenants and conditions as are contained in the Lease as amended by this Agreement, including that:

a.               Subject to Paragraph 4 of this Agreement, the Tenant will accept the Leased Premises in an “as is” condition;

b.              Subject to Paragraph 4 of this Agreement, the Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Leased Premises (but nothing herein derogates from its existing obligations, if any, under the Lease to make repairs); and

c.               all further renovations, alterations or improvements in or to the Leased Premises are the sole responsibility of the Tenant (other than repairs which Landlord is obligated under the Lease to perform at its expense), and shall be undertaken and completed at the Tenant’s expense and strictly in accordance with the provisions of the Lease.

4.                                       The Tenant and the Landlord acknowledge and agree that the Lease is hereby amended to provide as follows:

a.               in addition to the Leased Premises, the Tenant shall Lease from the Landlord during the Extended Term, certain premises located on the second floor of the Building, comprising exactly 8,511 square feet of Rentable Area (the “Additional Premises”);

b.              the Tenant shall pay to the Landlord as Basic Rent for the Leased Premises during the Extended Term the following:

Year 1:            the annual sum of $221,112 payable in equal consecutive monthly instalments of $18,426 each in advance on the first day of each calendar month during such period, based upon an annual rate of $12.00 per square foot of the Rentable Area of the Leased Premises;

Year 2:            the annual sum of $230,325 payable in equal consecutive monthly instalments of $19,193.75 each in advance on the first day of each calendar month during such period, based upon an annual rate of $12.50 per square foot of the Rentable Area of the Leased Premises;

Year 3:            the annual sum of $239,538 payable in equal consecutive monthly instalments of $19,961.50 each in advance on the first day of each calendar month during such period, based upon an annual rate of $13.00 per square foot of the Rentable Area of the Leased Premises;

Year 4:            the annual sum of $248,751 payable in equal consecutive monthly instalments of $20,729.25 each in advance on the first day of each calendar month during such period, based upon an annual rate of $13.50 per square foot of the Rentable Area of the Leased Premises;

Year 5:            the annual sum of $257,964 payable in equal consecutive monthly instalments of $21,497 each in advance on the first day of each calendar month during such period, based upon an annual rate of $14.00 per square foot of the Rentable Area of the Leased Premises;

Year 6:            the annual sum of $267,177 payable in equal consecutive monthly instalments of $22,264.75 each in advance on the first day of each calendar month during such period, based upon an annual rate of $14.50 per square foot of the Rentable Area of the Leased Premises;

Year 7:            the annual sum of $276,390 payable in equal consecutive monthly instalments of $23,032.50 each in advance on the first day of each calendar month during such period, based upon an annual rate of $15.00 per square foot of the Rentable Area of the Leased Premises;

c.               the Tenant shall pay to the Landlord as Basic Rent for the Additional Premises during the Extended Term the following:

Year 1:            the annual sum of $102,132 payable in equal consecutive monthly instalments of $8,511 each in advance on the first day of each calendar month during such period, based upon an annual rate of $12.00 per square foot of the Rentable Area of the Additional Premises;

Year 2:            the annual sum of $106,387.50 payable in equal consecutive monthly instalments of $8,865.63 each in advance on the first day of each calendar month during such period, based upon an annual rate of $12.50 per square foot of the Rentable Area of the Additional Premises;

Year 3:            the annual sum of $110,643 payable in equal consecutive monthly instalments of $9,220.25 each in advance on the first day of each calendar month during such period, based upon an annual rate of $13.00 per square foot of the Rentable Area of the Additional Premises;

Year 4:            the annual sum of $114,898.50 payable in equal consecutive monthly instalments of $9,574.88 each in advance on the first day of each calendar month during such period, based upon an annual rate of $13.50 per square foot of the Rentable Area of the Additional Premises;

Year 5:            the annual sum of $119,154 payable in equal consecutive monthly instalments of $9,929.50 each in advance on the first day of each calendar month during such period, based upon an annual rate of $14.00 per square foot of the Rentable Area of the Additional Premises;

Year 6:            the annual sum of $123,409.50 payable in equal consecutive monthly instalments of $10,284.13 each in advance on the first day of each calendar month during such period, based upon an annual rate of $14.50 per square foot of the Rentable Area of the Additional Premises;

Year 7:            the annual sum of $127,665 payable in equal consecutive monthly instalments of $10,638.75 each in advance on the first day of each calendar month during such period, based upon an annual rate of $15.00 per square foot of the Rentable Area of the Additional Premises;

d.              Except as otherwise specifically set out in this Agreement, the Tenant shall pay to the Landlord during the Extended Term Additional Rent for the Additional Premises, in accordance the same terms and provisions governing the Tenant’s payment of Additional Rent for the Leased Premises under the Lease;

e.               The exact Rentable Area of the Additional Premises throughout the Extended Term or any renewals thereof shall be 8,511 square feet, excluding the existing mezzanine and deck.  The Tenant and Landlord agree and acknowledge that the Tenant shall be entitled to exclusive use of, but will not be charged Basic or Additional Rent on the existing mezzanine or deck located in the Additional Premises, provided that the Tenant uses the mezzanine solely for the purpose of storage and access.  If the Tenant elects, at its sole option, to use any part of the existing mezzanine for any purpose other than storage or access the Landlord shall have the right to re-measure the Additional Premises and include the existing mezzanine in the determination of the Rentable Area of the Additional Premises, and charge Basic and Additional Rent based on the new Rentable Area calculation of the Additional Premises, from the date upon which the non-storage and non-access use commenced.

f.                 The Tenant shall not be required to pay Basic or Additional Rent for the Leased Premises for six months during the Extended Term, being the first, second, third, tenth, eleventh and twelfth months of the Extended Term.  The Tenant shall not be required to pay Basic or Additional Rent for the Additional Premises for a period of six months, being the first six months of the Extended Term (collectively, the “Rent Free Period”).  During the Rent Free Period, the Tenant shall pay all utility and parking costs and shall be required to comply with all other terms and conditions of the Lease, as amended by this Agreement;

g.              Provided the Tenant has signed this Agreement and delivered certificates of insurance in accordance with the requirements under the Lease before 11:59 pm September 1, 2004, the Tenant shall be permitted to take early possession of the Additional Premises and mezzanine and deck as of October 1, 2004, until December 31, 2004, for the purposes of completion of the Tenant’s Work and the installation of telephone and communications systems, computer equipment and furniture in the Additional Premises (the “Fixturing Period”).  All terms and conditions of the Lease shall apply during the Fixturing Period, save and except that no Basic or Additional Rent shall be payable for the Additional Premises, mezzanine, or deck.  The Tenant shall be responsible during the Fixturing Period for the payments of all parking and utility charges.  The Tenant shall be allowed to conduct its business in the Additional Premises, mezzanine and deck during the Fixturing Period. If Tenant has not signed this Agreement by September 1, or delivered the insurance certificates by that date, then the early occupancy period shall be delayed, at Landlord’s option, for one business day for each business day of delay in Tenant’s satisfaction of the two conditions.

h.              The Tenant and Landlord acknowledge and agree that the deck shall form part of the Leased Premises.

i.                  The Tenant shall have the right during the Fixturing Period, Extended Term and any extension thereof, to make improvements to the Leased Premises and Additional Premises at its sole cost, which it deems necessary and required to carry on its business (the “Tenant’s Work”), provided that all such work shall be subject to the prior written approval of the Landlord and shall be subject to and performed in accordance with the provisions of the Lease and good construction practices by competent contractors in compliance with all relevant applicable municipal and provincial laws, by-laws and regulations.  All of the Tenant’s Work shall be performed by the Tenant in accordance with approved plans and specifications. Any variance from the said plans and specifications shall require further written approval of the Landlord.

j.                 Tenant shall be entitled to 25 parking spaces in the Building parking area which shall include 5 reserved parking spaces and three unreserved parking spaces in the parking area east of the Building, and 17 unreserved parking spaces in the parking area located south of the Building accessed from Liberty Street. Tenant shall comply with the generally applicable rules and regulations that govern the parking areas. The parking rate shall be the then generally applicable current parking rate for the Building and shall be subject to change from time to time. If the operator of the Building parking area has any additional parking spaces available, Tenant may lease additional spaces directly from the parking area operator. Furthermore, provided the Landlord obtains, from time to time, from the City of Toronto a parking license or permit granting use (the “License”), the Landlord will provide (in addition to the parking spaces permitted under the Lease) up to 9 additional unreserved parking spaces (“Additional Parking”) on Mowat Avenue, in accordance with the same terms and conditions as the set out in the Lease, at the current parking rate (but subject to the limitations of the License from the City of Toronto). The Tenant shall be allowed to use the Additional Parking until the earlier of: a) the expiry of the License; or b) the expiry of the Extended Term.  In the event that operator of the parking facilities of the Building has any additional parking spaces available from time to time, the Tenant may lease those additional spaces directly from the parking facilities operator.

k.             If the Tenant is not in default under this Lease or this Agreement, it shall have the option to Renew the Lease for one (1) additional term of 5 years (the “Renewal Term”) upon the same terms and conditions as contained in Section 10.3 of the Lease (as amended by this Agreement), save and except for the rent to be paid. For these purposes, Section 10.3 of the Lease is hereby amended as follows:

 i.              The words “prior to the expiration of the initial Term” in clause 10.3(2) of the Lease are deleted and replaced with the following: “prior to the expiration of the Extended Term”; and,

ii.             All other references to “initial Term” and/or “original Term” in Section 10.3 are deleted and replaced by the words “Extended Term”.

l.                  The Landlord agrees to notify the Tenant in writing on the anniversary of the Commencement Date of each year of the Extended Term, of any upcoming vacant space for the next calendar year in the Building or at 1195-1209 King Street West, Toronto, Ontario, of which the Landlord is aware to the best of its knowledge. The

Tenant shall have five business days from receipt of the Landlord’s notice to advise the Landlord in writing whether it wishes to rent the said vacant space, subject to any existing renewal options and first rights of refusal to lease in favour of a third party, which shall take priority over the Tenant’s right to lease the vacant space. , If the Landlord fails to receive such written notice from the Tenant within the required 5 business days, it shall be entitled to rent the space to a third party on the same terms and conditions as set out in the Lease including any rights of renewal and Rent.

m.            The Tenant and Landlord agree and acknowledge that the words “a single sign” are hereby deleted from the second sentence of Section 8.6 of the Lease and are replaced with the words “two signs”.

n.              The Landlord agrees to complete to following work to the Leased Premises and Additional Premises at its sole cost:

i.  install an enclosed interior staircase from the Leased Premises to the Additional Premises in the southwest corner of the parking lot adjacent to the Building, in a location to be determined by the Landlord acting reasonably, in consultation with Tenant, and in a manner to minimize disruption to the Tenant’s existing business; and

ii.  ensure that the existing mechanical, electrical, plumbing and sprinkler systems serving the Additional Premises are in good working order as of the Commencement Date.

(collectively, the “Landlord’s Work”)

The Landlord shall complete the Landlord’s Work using good construction practices by competent contractors and in accordance with relevant and applicable municipal and provincial laws, by-laws or regulations.  Any work not specifically included as Landlord’s Work shall be the responsibility of the Tenant.  The Landlord agrees to use its best efforts to complete the Landlord’s Work as expeditiously as possible.

5.                                       The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.

6.                                       All obligations of Tucows Inc. and Tucows.com Co. under the Lease, as amended hereby, shall be deemed to be joint and several.

7.                                       The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement.  It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

8.                                       This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement at Toronto, Ontario, this 10th day of September, 2004.

707932 Ontario Limited (Landlord)

	Per:	/s/ Marcy Lipson

Authorized Signing Officer

Per:

Authorized Signing Officer

I/We have the authority to bind the Corporation.

Tucows Inc. and Tucows.com Co. (Tenant and assignee)

	Per:	/s/ Michael Cooperman

Authorized Signing Officer

	Per:	/s/ Michael Cooperman

Authorized Signing Officer

I/We have the authority to bind the Corporation

Tucows International Inc. (Original Tenant and assignor)

Per:	/s/ Michael Cooperman
Authorized Signing Officer